Herman Miller Announces Agreement to Acquire Design Within Reach
The addition of North America’s largest premium retailer of authored, modern design will be a transformative advancement of the company’s diversified growth strategy and lifestyle brand ambitions

Release	Immediate
Date	July 17, 2014
Contact	Jeff Stutz (616) 654 8538 or jeff_stutz@hermanmiller.com
Greg Bylsma (616) 654 7578 or greg_bylsma@hermanmiller.com
Media: Mark Schurman (616) 654 5498 or mark_schurman@hermanmiller.com
Address	Herman Miller, Inc., 855 East Main Avenue, PO Box 302, Zeeland, MI 49464-0302
Internet	www.hermanmiller.com

Herman Miller, Inc. (the “Company’) (NASDAQ: MLHR), today announced that it has entered into an agreement to acquire Design Within Reach, Inc. (“DWR”) (OTC: DWRI), a Stamford, Connecticut-based marketer and seller of modern furniture, lighting and accessories. DWR had revenues of approximately $218 million in 2013. The transaction is subject to regulatory approval or expiration of applicable waiting periods and is scheduled to close July 28, 2014. The Company will acquire an ownership interest in DWR equal to approximately 84% for an estimated $154 million in cash, subject to adjustment for net debt, changes in working capital, and other post-closing items. As a result of the transaction, the Company estimates it will receive future tax benefits with a present value of approximately $10 million.

DWR’s Chief Executive Officer (John Edelman) and President (John McPhee) will together continue to lead the business within Herman Miller and report to Brian Walker, CEO, Herman Miller. Following this transaction, these executives will convert their remaining ownership interest in DWR for an approximate 8.5% ownership stake within a newly formed Herman Miller consumer business unit.

DWR was founded in 1998 with a mission to make the best in modern design readily available to the public. Today the company is North America’s largest premium retailer of authored modern design, operating 38 retail Studio locations in the U.S. and Canada, an established e-commerce presence, and a popular print catalog. DWR has a diverse and well-established customer base, including consumers, architects and interior designers and small businesses. Its comprehensive channel structure, marketing acumen, and experienced management have driven both revenue growth and brand awareness, establishing the company as the premier source for modern design. Today DWR is the largest and fastest growing retailer of Herman Miller’s furniture designs.

Brian Walker, Herman Miller’s Chief Executive Officer, said, “The addition of DWR is a transformational step forward in realizing our strategy for diversified growth and establishing Herman Miller as a premier lifestyle brand, helping people create inspiring places where they work, live, heal and learn. This combination expands our reach in the higher margin consumer sector and we have identified multiple points of strategic leverage that will benefit our other segments and operations, as well as DWR’s own growth plans.”

Walker continued, “In addition to enhancing Herman Miller’s brand visibility, we gain access to DWR’s growing and exclusive product portfolio and proven development capabilities. This offers further benefit to our commercial workplace market and beyond. Additionally we are acquiring a complete consumer-focused infrastructure and an experienced and committed leadership team and workforce that truly values Herman Miller’s design legacy. That leadership team will skillfully advance our consumer business while DWR gains new resources to further their growth plans. In short, we believe this acquisition dramatically advances our strategic interests and benefits customers, our business partners, and shareholders.”
In a shared statement John Edelman, DWR CEO, and John McPhee, President, noted, “We are thrilled to be joining the Herman Miller family. We’ve worked closely with the company and its leadership for many years and have great respect for their approach to business and people. We also share a passion for great design and making a difference in the world. This combination will enable us to accelerate our mission to make great, authentic modern design accessible.” They continued, “We represent a portfolio of the greatest modern designs from around the world. This portfolio, supported by our passionate sales and operations teams, anchors a unique value proposition focused on helping our customers create a modern life. We are excited to continue this journey with the resources and energy of Herman Miller behind us.”
Brian Walker concluded, “John Edelman and John McPhee have developed a compelling vision for DWR that is aligned with Herman Miller’s mission and our strategic plan. Customers and fans of DWR have enthusiastically responded to the new flagship Studios model, now opened in nine key cities in North America. We believe the continued implementation of this vision will expand the fan base for DWR and Herman Miller while delivering profitable growth for both organizations. While there are immediate strategic benefits to be gained by both organizations, earnings accretion, excluding the impact of one-time acquisition costs and required purchasing accounting adjustments, will be modest in our fiscal year that ends in June of 2015.”

Greg Bylsma, Herman Miller’s Chief Financial Officer, said “Each of DWR’s shareholders will be entitled to receive approximately $23 per share on a fully-diluted basis as a result of the acquisition. Furthermore, an escrow account (borne solely by the largest DWR shareholders), will be established to satisfy any post-closing obligations resulting from the transaction. Shareholders will receive further information from the Company regarding the acquisition shortly after closing.”

As previously announced, Herman Miller will be hosting an analyst day and investor conference call and webcast on July 31, 2014. This presentation will include comments from Mr. Walker and other members of his management team on the company’s strategy, including the acquisition of DWR. The presentation will also include a summary of the company’s updated three-year financial goals. Details for accessing that conference call can be found at the company’s Investor page at www.hermanmiller.com/investors.

About Design Within Reach
Design Within Reach, Inc., founded in 1998 and headquartered in Stamford, Conn., is the source for the best in authentic modern design. The company markets and sells its furniture and accessories to both residential and trade customers through its retail Studios across North America, www.dwr.com and its Connecticut-based phone sales team.

DWR’s financial adviser in the transaction was Financo and its legal adviser was Ellenoff Grossman & Schole LLP.

About Herman Miller
Herman Miller’s inspiring designs, inventive technologies and strategic services help people do great things and organizations to perform at their best. The company’s award-winning products and services generated approximately $1.9 billion in revenue in fiscal 2014. A past recipient of the Smithsonian Institution's Cooper-Hewitt National Design Award, Herman Miller designs can be found in the permanent collections of museums worldwide. Innovative business practices and a commitment to social responsibility have also helped establish Herman Miller as a recognized global leader. In 2013, Herman Miller again received the Human Rights Campaign Foundation’s top rating in its annual Corporate Equality Index and was named among the 50 Best U.S. Manufacturers by Industry Week. Herman Miller is included in the Dow Jones Sustainability World Index and trades on the NASDAQ Global Select Market under the symbol MLHR.
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates, and projections about the office furniture industry, the economy, and the company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. These risks include, without limitation, employment and general economic conditions, the pace of economic recovery in the U.S. and international markets, the level of anticipated pension amortization and settlement expenses, the pace and level of government procurement, the impact of the Affordable Care Act on healthcare markets, the increase in white-collar employment, the willingness of customers to undertake capital expenditures, the types of products purchased by customers, competitive-pricing pressures, the availability and pricing of raw materials, our reliance on a limited number of suppliers, currency fluctuations, the ability to increase prices to absorb the additional costs of raw materials, the financial strength of our dealers and customers, the mix of our products purchased by customers, our ability to attract and retain key executives and other qualified employees, our ability to continue to make product innovations, the success of newly introduced products, our ability to serve all of our markets, possible acquisitions, divestitures or alliances, the outcome of pending litigation or governmental audits or investigations, political risk in the markets we serve, and other risks identified in our filings with the Securities and Exchange Commission. Therefore, actual results and outcomes may materially differ from what we express or forecast. Furthermore, Herman Miller, Inc. undertakes no obligation to update, amend or clarify forward-looking statements.

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